Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated February 18, 2013 relative to the financial statements of Ace Marketing & Promotions, Inc. as of December 31, 2012 and for the year then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater FL

April 14, 2014